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                                                                   EXHIBIT 10.12

                      FORM OF CHANGE OF CONTROL AGREEMENT


          This Agreement (the "Agreement") is made this __ day of October, 1998 by and between Favorite Brands International, Inc., a Delaware corporation ("FBI") and _________________________ ("Employee").

          WHEREAS, FBI desires to retain Employee as a key managerial employee.

          WHEREAS, in order to induce Employee to remain employed by FBI, FBI is willing to offer Employee the benefits set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the continued employment of Employee and for other good and valuable consideration the sufficiency of which is acknowledged, the parties agree as follows:

          1. Definitions. The following terms shall have the following meanings:

          (a) Without Cause. Termination "Without Cause" shall mean termination for reasons other than: (i) financial dishonesty including, without limitation, misappropriation of funds or property of FBI, or any attempt by Employee to secure any personal profit related to the business or the business opportunities of FBI without the informed approval of the Board of Directors of FBI; (ii) a repeated refusal to comply with reasonable directives of Employee's direct supervisor or the Chief Executive Officer of FBI, or the recklessness or willful misconduct in the performance of duties assigned to Employee by the such officer; or (iii) the conviction of any felony or any misdemeanor involving moral turpitude or fraud.

          (b) Good Reason. Termination with "Good Reason" shall mean the termination of Employee's employment with FBI by written notice, effective on or after the date of delivery of such notice, from Employee to FBI, upon the occurrence of any of the following; (i) a material diminution in Employee's title or office, or in the nature or scope of Employee's authority, duties, responsibility or status, or in Employee's reporting responsibilities, compensation, employee benefits or perquisites; or (ii) a written notice delivered to Employee instructing Employee to change Employee's principal place of business or principal residence to a location that is more than 30 miles from Employee's current place of business; provided, however, that no changes referred to in the preceding clauses (i) and (ii) shall be deemed to constitute a good reason if you agree to remain an employee of FBI or its successors.

          (c) Change of Control. A "Change of Control" means the occurrence of any of the following: (i) a sale of all or substantially all of the assets of FBI or Favorite Brands International Holding Corp. ("Holdings"), (ii) any merger or consolidation of FBI or a sale of outstanding capital stock of FBI subsequent to the consummation of which the holders of FBI's voting stock prior to such transaction hold less than fifty percent (50%) of the outstanding voting stock of such surviving entity following such transaction or (iii) any merger or consolidation of Holdings or a sale of outstanding capital stock of Holdings subsequent to the consummation of
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which the holders of Holdings' voting stock prior to such transaction hold less than fifty percent (50%) of the outstanding voting stock of such surviving entity following such transaction.

          (d) Employee Base Salary. "Employee Base Salary" shall mean the annual base salary being paid by FBI to Employee on the date that the Change of Control occurs.

          (e) Employee Bonus. "Employee Bonus" shall mean the most recent annual performance bonus actually paid to Employee by FBI for the most recent complete fiscal year preceding the Change of Control provided that if Employee did not receive a bonus for such fiscal year or received a partial bonus for such fiscal year, in either case as a result of Employee only being employed by FBI for a portion of such fiscal year, then the term "Employee Bonus" shall mean such Employee's target bonus.

          2.  Change of Control Payments.

          (a) Change of Control Bonus. If Employee is employed by FBI on the date that a Change of Control occurs and in connection with such Change of Control TPG Partners L.L.P. ("TPG") achieves an internal rate of return or the equity sold by TPG in connection with such Change of Control equal to or greater than 8%, then:

          (i) within 10 business days of such Change of Control FBI shall pay Employee a bonus equal to the sum of Employee's Base Salary plus Employee's Bonus; and

          (ii) If (I) Employee is employed by FBI or its successor on the first anniversary of the Change of Control, or (II) Employee is terminated by FBI or its successor Without Cause prior to the first anniversary of the Change of Control, or (III) Employee terminates his employment with FBI or its successor for Good Reason prior to the first anniversary of the Change of Control, then upon the earliest to occur of such events FBI shall pay to Employee an additional bonus equal to the sum of Employee's Base Salary plus Employee's Bonus.

          (b) Supplemental Change of Control Bonus. If Employee is employed by FBI on the date that a Change of Control occurs and in connection with such Change of Control TPG achieves an internal rate of return on the equity sold by TPG in connection with such Change of Control that is less than 8%, then:

          (i) within 10 business days of such Change of Control FBI shall pay Employee a bonus equal to Employee's Base Salary; and

          (ii) If (I) Employee is employed by FBI or its successor on the first anniversary of the Change of Control, or (II) Employee is terminated by FBI or its successor Without Cause prior to the first anniversary of the Change of Control, or (III) Employee terminates his employment with FBI or its successor for Good Reason prior to the first anniversary of the Change of Control, then upon the earliest to occur of such events FBI shall pay to Employee an additional bonus equal to Employee's Base Salary.

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          (c) TPG Rate of Return.  For purposes of this Agreement, TPG's internal rate of return shall be calculated in the same manner that TPG calculates and reports such return to its Limited Partners. TPG's determination of such rate of return shall be binding upon FBI and Employee.

          3.  Payment Limitation Provision.  Notwithstanding the provisions of
Section 2 above, in the event that in the opinion of tax counsel selected and compensated by FBI ("Tax Counsel"), any portion of the benefits payable under
Section 2 of this Agreement, together with any other payments or benefits under any other agreement with, or plan of FBI to or for the benefit of the Employee (in aggregate, "Total Payments") constitute an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code of 1986, as amended (the "Code"), and subject in all events to the last sentence of this Section 3, then the payments under Section 2 hereof shall be reduced or eliminated until no portion of the Total Payments are subject to the excise tax under Section 4999 of the Code, or until the payment under Section 2 hereof is reduced to zero. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have waived in writing prior to the date of payment thereof shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of Tax Counsel does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, (iii) the payments under Section 2 hereof shall be reduced only to the extent necessary so that such payment in its entirety constitutes reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or is otherwise not subject to excise tax under Section 4999 of the Code, in the opinion of Tax Counsel and (iv) the value of any non-cash benefit and all deferred payments and benefits included in the Total Payments shall be determined by the mutual agreement of FBI and Employee in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Notwithstanding anything to the contrary in this Section 3 whether express or implied, the payments under Section 2 hereof shall not be reduced if, after taking into account any income and excise taxes imposed on the Total Payments, the Employee's net after-tax benefit of receiving the Total Payments without reduction under this Section 3 exceeds Employee's net after-tax benefit from receiving the Total Payments after the reduction described in the first sentence hereof.

          4.  Miscellaneous.

          (a) Withholding. All payments to be made to Employee hereunder shall be subject to any required withholding for Federal, state or local taxes.

          (b) Payments Cumulative. The payments to be made to Employee pursuant to this Agreement are in addition to any payments Employee may be entitled to under any other agreement, plan or program, including any other severance or bonus plan or agreement.

          (c) No Obligation. This Agreement shall not create any obligation on the part of FBI to continue any other existing compensation plans or policies or to establish or continue any other compensation programs, plans or policies of any kind. Nothing in this Agreement shall confer upon the Employee the right to continue in the service of FBI or any other company or

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affect any right which FBI or way other company may have to terminate the service of Employee.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of FBI, whether by way of a merger, purchase, consolidation or otherwise.

          (e) Governing Law. This Agreement shall be governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

          (f) Amendments. This Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both FBI and the Employee.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first above written.


                              FAVORITE BRANDS INTERNATIONAL, INC.



                              By:  _______________________________
                                   Name:   Richard Harshman
                                   Title:  Chief Executive Officer

                              By:  _______________________________
                                   Name:

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